Exhibit  3.(i)(a)

                 RESTATED CERTIFICATE OF INCORPORATION
                                 OF
                COMPUTER ASSOCIATES INTERNATIONAL, INC.
                ---------------------------------------
                   Under Section 245 of the Delaware
                            Corporation Law
                ---------------------------------------


	We, Anthony W. Wang, Vice President, and Arnold S. Mazur,
Secretary, of Computer Associates International, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

      1. That the name of the corporation is Computer Associates International, Inc. and the name under which the corporation was formed was Computer Associates Incorporated.

      2. That the Certificate of Incorporation of the corporation was filed by the Secretary of State, Dover, Delaware, on the 26th day of March, 1974.

      3. That the text of the Certificate of Incorporation of said Computer Associates International, Inc., as amended, is hereby restated, without further amendment or change, to read as follows:


                    CERTIFICATE OF INCORPORATION
                                OF
               COMPUTER ASSOCIATES INTERNATIONAL, INC.
               _______________________________________


      FIRST:   The name of the corporation (hereinafter called
the "corporation") is COMPUTER ASSOCIATES INTERNATIONAL, INC.

      SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 306 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is United States Corporation Company.

      THIRD:   The nature of the business and of the purposes
to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

      To provide services, facilities, concepts, programs, manuals and equipment of any and all kinds in the fields of electronic data processing and the sales, licensing, franchising and any other disposition of computer hardware, software, peripherals and related supplies, equipment and facilities. To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

      To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties.

      To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

      To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

      (a) inventions, devices, formulas, processes and improvements and modifications thereof;

      (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

      (c)   franchises, licenses, grants, and concessions.
To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persona, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

      To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

      To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities,; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

      To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

      To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

      To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises and income.

      To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

      To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidence of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

      To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

      To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, would up, liquidated, merged or consolidated.

      To conduct its business, promote its purposes, and carry on its operation in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

      To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

      The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

      FOURTH: (A) Number. The total number of shares of capital stock which the corporation shall have authority to issue is five million twenty-five thousand (5,025,000) of which (i) ten thousand (10,000) shall be Preferred Stock of the par value of One Dollar ($1.00) per share, (ii) fifteen thousand (15,000) shall be Class A Stock of the par value of One Dollar ($1.00) per share and (iii) five million (5,000,000) shall be Common Stock of the par value of ten cents ($.10) per share.

               (B) General. Shares of stock of any class of the corporation may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value of shares of stock having a par value; and any and all such shares so issued, the full consideration for which shall have been paid or delivered, shall be deemed fully paid and non-assessable stock and not liable to any further call or assessment thereon.

               (C)  Preferred Stock.

                    (a) The Preferred Stock shall have no voting powers and shall be issued from time to time in one or more series with such distinctive serial designations and (i) may be entitled to receive dividends (which may be cumulative or non-cumulative), at such rate or rates, or upon such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock; (ii) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (iii) may be made convertible into, or exchangeable for, shares of any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (iv) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby granted to and vested in the Board.

                    (b) Each outstanding share of Preferred Stock shall, at the request of the holder thereof, be redeemed by the corporation at any time after May 31, 1985. The redemption price shall be an amount equal to the liquidation preference value of the share of Preferred Stock sought to be redeemed, plus declared but unpaid dividends on the date fixed for redemption and such redemption price shall be paid out of funds legally available therefor. The corporation shall also have the right, at its option and at any time or from time to time, to redeem, in whole or in part, the outstanding shares of Preferred Stock at the same redemption price. In each case, the request of the holder or the corporation for redemption shall be delivered in writing and such request shall designate the date of redemption in accordance with Paragraph (e) (3) of Section FOURTH (D) below. In the event of a redemption at the request of the corporation where less than all outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be chosen by lot or pro rata or by such other equitable method and in such manner as the Board of Directors of the corporation may determine. Matters relating to notice, deposit or funds and effective date of each redemption shall be governed by the procedures set forth in Paragraphs (e) (3) and (e) (4) of Section FOURTH
(D) below.

               (D)  Class A Stock.

                    (a) In each year the holders of shares of Class A Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the common Stock in such year, but after all dividends shall have been declared and paid upon or set aside for the Preferred Stock in such year, when and as declared by the Board of Directors of the corporation, out of funds legally available for that purpose, cash dividends at the rate of $.25 per share per annum, and no more, payable annually on the last day of June of such year. In the event that the aggregate dividends declared in any year shall be insufficient to pay all shares of Preferred Stock, then no dividend shall be payable to the holders of Class A Stock. Dividends upon Class A Stock shall not be cumulative.

                    (b) In the event of any liquidation, dissolution or winding-up of the corporation, the holders of shares of Class A Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Class A Stock (with respect to rights on liquidation, dissolution or winding-up, the Class A Stock shall rank prior to the Common Stock) an amount equal to $4.10 per share, subject, however, to appropriate adjustments to reflect stock dividends, split-ups, combinations, reorganizations, reclassifications or similar changes of the outstanding shares of Class A Stock. If after payment of the full amounts of the liquidation preference to which the holders of shares of Preferred Stock are entitled, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class A Stock the full amounts to which they respectively shall be entitled, the holders of shares of Class A Stock and any class of stock ranking on liquidation on a parity with the Class A Stock shall share ratable in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event of any liquidation, dissolution or winding-up of the corporation after payment shall have been made to the holders of shares of Class A Stock of the full amount to which they shall be entitled as aforesaid, the holders of any class or classes of stock ranking on liquidation junior to the Class A Stock shall be entitled, to the exclusion of the holders of shares of Class A Stock, to share according to their respective rights and preferences in all remaining assets of the corporation available for distribution to its shareholders. The merger or consolidation of the corporation into or with another corporation, the merger or consolidation of any other corporation into or with the corporation, or the sale, transfer, mortgage, pledge or lease of all or substantially all of the assets of the corporation shall not be deemed to be a liquidation, dissolution or winding-up of the corporation.

                    (c) The holders of shares of Class A Stock shall have no voting powers.

                    (d) (1) The Class A Stock shall be convertible, at the option of the respective holders thereof, at the basic conversion rate (such rate being subject to adjustment as hereinafter provided) of twelve (12), i.e. one share of Class A Stock for each twelve shares of Common Stock, at any time after the first to occur of any of the following events:

                        (i)   the effective date of a Registration
Statement on Form S-1 (or any other form for the general registration of securities) under the Securities Act of 1933, as amended, or an Offering Circular under Regulation A of the General Rules and Regulations under the Securities Act of 1933, as amended, or otherwise filed by the corporation relating to any public offering of shares of Common Stock of the corporation or of securities convertible into shares of Common Stock of the corporation; or

                        (ii)  the effective date of a merger or
consolidation of the corporation with or into another corporation, where the corporation is not the surviving corporation or where the corporation, by reason of such merger or consolidation, becomes a wholly-owned subsidiary of another corporation or the date on which the Board of Directors of the corporation shall have finally approved any merger or consolidation concerning the corporation where, under the

General Corporation Law of the State of Delaware, such merger or consolidation, (x) shall be subject to the approval of the shareholders of the corporation and (y) as to which the holders of shares of Class A Stock shall be entitled to vote separately as a class thereon, whichever date shall first be applicable; or

                        (iii) the effective date of a merger or
consolidation of the corporation with or into another corporation, where the corporation is the surviving corporation but where the shareholders of the corporation immediately prior to such merger or consolidation no longer own or control, after such merger or consolidation, more than 50% of the voting power of all outstanding shares of capital stock of the surviving corporation; or

                        (iv) the closing date relating to the conveyance of all or substantially all of the assets of the corporation to another corporation or the date on which the Board of Directors of the corporation shall have finally approved such a transaction where, under the General Corporation Law of the State of Delaware, such transaction
(x) shall be subject to the approval of the shareholders of the corporation and (y) as to which the holders of shares of Class A Stock shall be entitled to vote separately as a class thereon, whichever date shall first be applicable; or

                        (v) the last day of any calendar year during which there shall have been sales of voting stock of the corporation by the shareholders of the corporation, in the aggregate, in excess of 80% of all outstanding stock of the corporation entitled to vote for the election of directors at a meeting of the shareholders duly called and held for such purpose; provided, however, sales by any shareholder to the corporation or to any other shareholder and sales or transfers to the spouse and/or children of a shareholder, to a trust for the benefit of such spouse and/or children, pursuant to the Last Will and Testament of a shareholder, pursuant to the laws of intestate succession or to a committee appointed for the benefit of an incompetent shareholder shall not be construed as sales of voting stock for the purposes of this Paragraph (v); or

                        (vi) the date on which the Board of Directors or the corporation shall have initially approved a matter of transaction which, under the General Corporation Law of the State of Delaware, (x) shall be subject to the approval of the shareholders of the corporation and (y) as to which the holders of shares of Class A Stock shall be entitled to vote separately as a class thereon; provided, however, that any event set forth in this Paragraph (vi) shall not be applicable if such event occurs prior to February 28, 1985; or

                        (vii) as to any particular shares of Class A
Stock, after the expiration of twenty-five (25) years from the date of issuance of such share of Class A Stock; or

                        (viii) as to any particular share of Class A
Stock, after the expiration of five (5) years after the corporation shall have had the right to redeem, but shall not have redeemed, such share of Class A Stock pursuant to the provisions set forth in Paragraph
(e) (2) of this Section FOURTH (D). Upon the occurrence of any of the events set forth in this Paragraph (d) (1), the corporation shall immediately send a written notice to the relevant holders of Class A Stock informing them of their right to convert their shares of Class A Stock into shares of Common Stock. Notwithstanding any provision to the contrary, any share of Class A Stock, as to which the corporation shall have delivered a notice of redemption pursuant to Paragraph (e) (3) of this Section FOURTH (D), shall no longer be convertible from and after the date of such notice of redemption and any request for conversion received by the corporation after such date relating to any such share of Class A Stock shall be invalid and of no force and effect.

                        (2) Any holder of Class A Stock electing to convert shall surrender the certificates representing the shares to be converted at the principal office of the corporation, with the form of written request for conversion, and such certificates shall be duly endorsed or assigned in blank or to the corporation (if required by it).

The conversion right shall be deemed to have been exercised immediately prior to the close of business or the date on which the certificate for the Class A Stock, with the request for conversion duly endorsed thereon, shall have been so surrendered, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on said date, unless the transfer books of the corporation are closed on that date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open. The corporation shall not be required, in connection with any such conversion, to issue a fraction of a share of its Common Stock, but in lieu thereof, the corporation shall make a cash payment equal to such fraction multiplied by the market price of the Common Stock determined as hereinafter set forth unless the Board of Directors shall determine to adjust fractional shares by the issuance of fractional scrip certificates or in some other manner. The market price of the Common Stock for the purposes of computing any payment to be made for fractional shares shall be the closing sales price (or if there were no sales, the closing bid price) on the principal stock exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the closing bid price in the over-the-counter market, as of the close of business on the date of conversion, or, if the Common Stock is not publicly traded, the market price determined by the Board of Directors of the corporation.

                        (3) As soon as practicable after the conversion of any Class A Stock into Common Stock, the corporation shall deliver to the person entitled thereto, at the principal office of the corporation, certificates representing shares of Common Stock, and the cash, if any, to which such person shall be entitled. The corporation, as a condition to the exercise of any right of conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the issue of stock deliverable upon such conversion) that may be imposed or required by law upon any transfer incidental or prior thereto, or the submission of proper proof that the same has been paid.

                        (4) The conversion rate in effect hereunder at any time shall be adjusted in each of the following cases:

                        (i) In case the outstanding shares of Common
Stock shall be subdivided into a greater number of shares of Common Stock, by reclassification or otherwise than the payment of a dividend in Common Stock , then the conversion rate in effect shall, upon the effectiveness of such subdivision, be proportionately increased. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the conversion rate then in effect shall, upon the effectiveness of such combination, be proportionately decreased.

                        (ii) In case the corporation shall pay a dividend or make a distribution upon its Common Stock, in Common Stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution, the conversion rate then in effect shall be increased in proportion to the increase in the number of outstanding shares of Common Stock affected by such dividend or distribution.

                        (iii) No adjustment of the conversion rate shall be made by reason of the issuance of Common Stock in exchange for cash, property or services.

                        (iv) In case of any capital reorganization or any reclassification of the capital stock of the corporation other than pursuant to subparagraph (4)(i) or (4)(ii) above or in case of the consolidation or merger of the corporation with or into another corporation where the corporation is not the surviving corporation, or the conveyance of all or substantially all of the assets of the corporation to another corporation, the conversion rate then in effect shall be adjusted so that each share of the Class A Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such shares of the Class A Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of Class A Stock, to the end that the provisions set forth herein (including the provisions with respect to adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Class A Stock.

                        (5) Whenever the conversion rate is required to be adjusted as provided herein, the corporation shall forthwith compute the adjusted conversion rate and shall prepare a certificate setting forth such adjusted conversion rate and showing in detail the facts upon
which such adjustment is based.   Such certificate shall be maintained
at the principal office of the corporation and thereafter, until further adjusted, the adjusted conversion rate shall be as set forth in said certificate, provided that if, upon regular audit, the corporation's independent public accountants determine that such conversion rate shall be adjusted, a corrected certificate will be prepared and maintained by the corporation. The corporation shall mail or cause to be mailed to the holders of Class A Stock as soon as practicable after the close of each fiscal year of the corporation a statement setting forth the adjustments, if any, made in the applicable conversion rate during such year and the reasons for such adjustments.

                        (6) So long as any shares of the Class A Stock remain outstanding, the corporation will at all times reserve from its authorized Common Stock a sufficient number of shares to provided for such conversion and will take such corporate action, in the event of an adjustment in the conversion rate, as may be necessary in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Class A Stock.

                        (7) Any shares of Class A Stock which shall have been converted into Common Stock or acquired by the corporation through redemption, as hereinafter provided, shall be canceled and not reissued.

                        (8) In case at any time after the date on which the shares of Class A Stock may first be converted into shares of Common Stock as heretofore provided:

                        (i) the corporation shall make any distribution (other than cash dividends or dividends payable in shares of its Common Stock requiring an adjustment in the conversion rate then in effect pursuant to subparagraph (4)(ii) (above); or

                        (ii) the corporation shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of any class or any other right; then, and in any one or more of such cases, the corporation shall cause at least fifteen (15) days' prior written notice to be mailed to the holders of record of the Class A Stock, of the date on which the books of the corporation shall close, or a record be taken, for such distribution or subscription rights. Such notice shall also specify the date as of which holders of Common Stock of record shall participate in said distribution or subscription rights.

                   (e) (1) The Class A Stock may be redeemed in whole or in part by the corporation at any time after the expiration of thirty
(30) days after the first to occur of any of the events set forth in Paragraphs (d)(1)(i), (d)(1)(ii), (d)(1)(iii), (d)(1)(iv), (d)(1)(v),

(d)(1)(vi) and (d)(1)(vii). The redemption price per share to be paid by the corporation shall be equal to the Formula Price per share, as hereinafter defined, plus declared but unpaid dividends on the date fixed for redemption and such redemption price shall be paid out of funds legally available therefor. Except as provided in Paragraph (e)
(2) below, if less than all outstanding shares of Class A Stock are to be redeemed, the shares to be redeemed shall be chosen by lot or pro rata or by such other equitable method and in such manner as the Board of Directors of the corporation may determine.

                        (2) Inasmuch as the shares of Class A Stock are intended to be issued to the employees of the corporation, any shares of Class A Stock held by any employee or his Permitted Transferee (as hereinafter defined), at the time of the termination of the full-time employment of the employee with the corporation for any reason or immediately prior to a sale or other transfer of any shares of Class A Stock by any employee or his Permitted Transferee to any person other than the corporation or a Permitted Transferee, may be redeemed in whole or in part, by the corporation, at any time or from time to time, at the redemption price (as hereinafter defined) as of the date fixed for redemption, plus declared but unpaid dividends on the date fixed for redemption and such redemption price shall be paid out of funds legally available therefor; provided, however, that if the termination of the employment of the employee is by reason of his death or total disability while in the full-time employment of the corporation, the corporation's right to redeem any shares of Class A Stock held by the deceased or disabled employee or his Permitted Transferee shall be limited, during the one year period after the date of such termination, to a non-cumulative maximum to twenty percent (20%) of the total number of shares of Class A Stock held by such employee or his Permitted Transferee at the time of such termination of employment and an additional twenty percent (20%) during each one year period for fours years thereafter. The right of the corporation to redeem shares of Class A Stock pursuant to this Paragraph (e) (2) shall be in addition to any rights which it may have pursuant to Paragraph (e) (1) above. Solely for the purposes of this Paragraph (e) (2), full-time employment with an affiliated company of the corporation shall be deemed to be full-time employment with this corporation. The right of the corporation to redeem shares of Class A Stock pursuant to this Paragraph (e) (2) shall be applicable whether or not the shares of Class A Stock sought to be redeemed are held by the employee, his Permitted Transferee or any other holder of such shares.

                        (3) Notice of such proposed redemption of Class A Stock shall be given by the corporation by mailing a copy of such notice at least fifteen (15) and not more than sixty (60) days prior to the date fixed for such redemption to each holder of record of the shares of Class A Stock to be redeemed, at his address appearing on the books of the corporation; provided, however, that such notice of redemption shall not be dated prior to the expiration of the period of thirty (30) days referred to in Paragraph (e) (1) of this Section FOURTH
(D). If on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption so as to be and continue for a period of ten (10) years to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate for shares of Class A Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights with respect to such shares of Class A Stock so called for redemption shall forthwith, on such redemption dated, cease and terminate except only the right of the holders thereof to receive the redemption price of such shares to be redeemed but without interest thereon.

                        (4) The corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of shares of Class A Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York doing business in the City of New York, State of New York and having a capital, surplus and undivided profits aggregating at least $5,000,000, designated in such notice of redemption, all funds necessary for such redemption, together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the corporation, to cause the notice of redemption to be mailed as herein provided at least fifteen (15) and not more than sixty (60) days prior to the redemption date and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust, for a period of ten (10) years and are immediately available, and thereupon, notwithstanding that any certificate for shares of Class A Stock so called for redemption shall not have been surrendered for cancellation, all shares of Class A Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares of Class A Stock shall forthwith, upon such deposit in trust, cease and terminate, except only the right of the holders thereof to received from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares so to be redeemed, but without interest thereon. Notwithstanding the foregoing to the contrary, no deposit pursuant to this Paragraph (e)(4) shall be made prior to the expiration of the period of thirty (30) days referred to in Paragraph (e)(1) of this Section FOURTH (D). In the event the holder of any such shares of Class A Stock shall not, within ten (10) years after the redemption date, claim the amount deposited for the redemption thereof, the depositary shall, upon the request of the corporation expressed in a resolution by its Board of Directors, pay over to the corporation such unclaimed amount, and such depository shall thereupon be relieved of all responsibility to such holders. Any monies deposited by the corporation which shall not be required for redemption for any reason and any interest accrued on any monies so deposited, shall be repaid to the corporation upon similar request.

                        (5) For purposes of this Certificate of
Incorporation, the "Formula Price" per share of Class A Stock shall be an amount equal to (i) the net tangible book value per share of Common Stock as reflected in the balance sheet of the corporation as of the last day of the fiscal year immediately preceding the date or event requiring a determination of the Formula Price plus an amount equal to 1% of such net tangible book value per share of Common Stock for each full month intervening between the last day of such fiscal year and the date or event requiring a determination of the Formula Price divided by
(ii) the then prevailing conversion rate as determined by Paragraph
(d)(5). The balance sheet on which the net tangible book value per share of Common Stock will be based shall be prepared in accordance with generally accepted accounting principles, provided that any "good will" items, patents, trademarks and intangible assets, including any contracts with third parties, shall be deemed to be of no value unless such assets shall have been acquired and paid for in cash or other tangible assets and in such event, if any, the value thereof shall be taken at the amount paid or the value of the tangible assets exchanged therefor less any amortization thereof. In each case in which the Formula Price must be determined, the balance sheet employed to determine the Formula Price shall be the audited balance sheet as of the last day of such fiscal year as reported upon by the regular independent certified public accountants for the corporation. The Formula Price determined pursuant to this paragraph (e)(5) shall be conclusive and binding, for all purposes, on the corporation and on the holders of the Class A Stock.

                        (6) For purposes of this Certificate of
Incorporation, the term "Permitted Transferee" shall mean the spouse, children, heirs, executors, administrators or legal representatives of the employee or any trust for the benefit of the spouse and/or children of the employee.

                   (E)  Common Stock.

                        (a) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any share of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to, and limitations imposed on, the holders of Preferred Stock and Class A Stock, or except as may be provided by the laws of the State of Delaware,

                        (i) in the event of any distribution of assets upon liquidation, dissolution or winding-up of the corporation or otherwise, the holders of shares of Common Stock shall have the right to receive ratably and equally all the assets and funds of the corporation remaining after the payment to the holders of shares of Preferred Stock and Class A Stock of the corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the corporation as provided above, and

                        (ii) the holders of shares of Common Stock shall have exclusively all other rights of shareholders including, but not by way of limitation, the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor.

      FIFTH: The corporation is to have perpetual existence.

      SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

      1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "Whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need by written ballot.

      2. The original By-Laws of the corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal, the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

      3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of Paragraph (c)(2) of Section 242 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

      EIGHTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

      4. That the restatement of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and that the Restated Certificate only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

      IN WITNESS WHEREOF, the corporation has caused this certificate to be signed and attested by its officers thereunto duly authorized and its corporate seal to be affixed this 23rd day of October, 1991.


                                   /s/Anthony W. Wang
                                   -----------------------
                                   Anthony W. Wang, Vice President


ATTEST:

/s/Arnold S. Mazur
----------------------
Arnold S. Mazur, Secretary

STATE OF NEW YORK	)
 			)  ss.:
County of Nassau	)

      BE IT REMEMBERED that on this 23rd day of October, 1981, personally came before me, a notary public in and for the State and County aforesaid, Anthony W. Wang, the Executive Vice President of Computer Associates International, Inc., the corporation described in the foregoing instrument and known to me personally to be such and acknowledged the said instrument to be his own act and deed and the act and deed of said corporation; that his signature is in his own handwriting; that the seal affixed to said instrument is the corporate seal of said corporation, and that the facts stated in said instrument are true.


                                         /s/Laura L. Merry
                                         -------------------
                                            Notary Public